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                                                                     EXHIBIT 4.2



                                 PROMISSORY NOTE

$_____________                  DECEMBER __, 1999           NASHVILLE, TENNESSEE

         FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of J. Alexander's Corporation ("Holder") the principal amount of $_______________________, with interest thereon, as set forth on the attached Exhibit A, principal and interest being due and payable in accordance with the payment schedule set forth on Exhibit A. Both principal and interest shall be negotiable and payable in lawful money of the United States of America, without offset, at ____________________ or such other place as the Holder may designate in writing. In no event shall the interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law (the "Maximum Rate"). Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law.

         The entire unpaid balance of principal and interest then outstanding shall become due and payable in full on December 31, 2006. Interest shall continue to accrue at the applicable rate on any overdue principal and, to the extent permitted by law, overdue interest from the due date thereof and shall be due and payable on demand. The principal balance may be prepaid, in whole or in part, at any time or from time to time without penalty. Any prepayment shall include interest to the date it is made. All payments in respect of the indebtedness evidenced hereby shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Note in such order as Holder elects, except that payments shall be applied to accrued interest before principal.

         Maker acknowledges that the indebtedness represented by this Note was incurred to enable Maker to acquire shares of J. Alexander's Corporation common stock $.05 par value per share, ("Common Stock") pursuant to J. Alexander's Corporation 1999 Loan Program (the "Program"). If any shares of Common Stock acquired by Maker under the Program (including Special Stock Bonus Awards or Restricted Stock Awards, as defined in the Program) (collectively the "Shares") are sold, pledged (other than to the Holder) or otherwise transferred (each a "Transfer"), the interest rate on this Note will be adjusted as of the date of Transfer to an annual rate (the "Disposition Rate") equal to the lesser of (a) the Maximum Rate, or (b) the then Prime Rate as announced by Bank of America, N.A. plus 7% . Maker will be required to begin immediately to make payments under this Note pursuant to a new Exhibit A which will be provided to Maker by Holder within thirty (30) days of the date of Transfer, and which Exhibit will provide for regular payments in an amount sufficient to fully repay this Note at the Disposition Rate in substantially equal installments by December 31, 2006. The next payment which would otherwise be due will be immediately due and payable and the remaining quarterly payment amounts will be increased to reflect the Disposition Rate. If Maker withdraws any of the Shares from his or her account with the Investing Broker (as defined in the Program), Maker must make arrangements satisfactory to Holder regarding the registration and/or custody of the share certificates so that the Holder can determine the interest rate


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applicable to this Note; a failure to make such arrangements will result in the interest rate and payment terms being adjusted as described above.

         In the event Maker receives from J. Alexander's Corporation bonus compensation in addition to his or her base salary, that amount of then outstanding principal equal to 30% of such bonus shall become immediately due and payable and the remaining quarterly payments will be decreased to reflect the decrease in the amount of principal outstanding.

         This Note and all accrued but unpaid interest will become due and payable at the option of the Holder in the event of (i) the failure by Maker to make any payment when due; (ii) Maker's insolvency, application for appointment of receiver, filing of a petition under any bankruptcy law or the making of an assignment for the benefit of creditors; (iii) Maker's death or disability or
(iv) termination of employment with J. Alexander's Corporation or its subsidiaries, whether voluntary or involuntary, except that if, at the time of termination, Maker pledges the Shares or provides other collateral acceptable to Holder to secure this Note, Holder will not cause this Note to become due and payable before 90 days following such termination. Any failure of the Holder to exercise such option shall not be deemed a waiver of the right to exercise the same in the event of any subsequent event triggering such option.

         To the extent permitted by applicable law, Maker shall pay to Holder a late charge equal to five percent (5%) of any payment hereunder that is not received by Holder within five (5) days of the date on which it is due, in order to cover the additional expenses incident to the handling and processing of delinquent payments; provided, however, that no late charge will be imposed on any payment made on time and in full solely by reason of any previously accrued and unpaid late charge; and provided further that nothing in this paragraph shall be deemed to waive any other right or remedy of Holder by reason of Maker's failure to make payments when due hereunder.

         To the fullest extent permitted by law Maker (i) waives presentment, protest and notice of dishonor; (ii) waives to the extent permitted by law the right to claim any homestead or similar exemption as to the debt evidenced by this Note; (iii) agrees to pay all collection expenses, including reasonable attorney fees and court costs, incurred in the collection of this Note or any part hereof and (iv) agrees that any action to collect this Note or any part hereof may be instituted and maintained in a court having appropriate jurisdiction and located in the City of Nashville, or County of Davidson, Tennessee (the undersigned hereby irrevocably submitting, to the fullest extent permitted by law, to personal jurisdiction in such locations for these purposes).

         Notwithstanding anything to the contrary contained herein, in no event whatsoever shall the aggregate amounts charged or collected as interest on this Note exceed the Maximum Rate. In the event that a court determines that the Holder has charged or received interest hereunder in excess of the Maximum Rate, the rate in effect hereunder shall automatically be reduced to the Maximum Rate and the Holder shall promptly refund to Maker any interest received by Holder in excess of the Maximum Rate or, at Holder's option, Holder shall apply such excess to the principal balance of this Note.

         If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest


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extent permitted by law, (i) the other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of Tennessee, without application of Tennessee conflicts of laws rules, except to the extent that federal law may govern the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

         IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed as of the date first above written.



                                      Maker:
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                                             (Print Name)